  (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated July 31, 2024, and each included in this Post- Effective Amendment No. 132 on the Registration Statement (Form N-1A, File No. 333-59745) of Voya Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 30, 2024, with respect to Voya Floating Rate Fund, Voya GNMA Income Fund, Voya Government Money Market Fund, Voya High Yield Bond Fund, Voya Intermediate Bond Fund, Voya Short Duration High Income Fund, Voya Short Term Bond Fund and Voya Strategic Income Opportunities Fund (the “Funds”) (eight of the funds constituting Voya Funds Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended March 31, 2024, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

July 29, 2024